Exhibit 99.2

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS COMMENCES PUBLIC OFFERING OF COMMON STOCK

HIGHLANDS RANCH, Colorado, November 14, 2013 – Advanced Emissions Solutions, Inc. (NASDAQ: ADES)(the “Company”) today announced its intention to offer, subject to market and other conditions, shares of its common stock in an underwritten public offering. The Company also expects to grant the underwriters a 30-day option to purchase additional shares of common stock to cover over-allotments, if any. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company intends to use the proceeds from this offering for general working capital and corporate purposes, to partially execute against its increasing Emissions Control backlog (which was $56.6 million on 9/30/13), and to allow it to take advantage of growth opportunities. The offering is expected to price before 9:30 am EDT on November 15, 2013.

Cowen and Company, LLC is acting as the sole book-running manager, Needham & Company LLC, Lake Street Capital Markets LLC, and Northland Capital Markets are co-managers of the offering.

The Company intends to offer and sell these securities pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-171936), including the base prospectus dated July 18, 2013 contained therein. A prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission and will form a part of the effective registration statement. When available, copies of the preliminary prospectus supplement, the final prospectus supplement and accompanying base prospectus related to this offering may be obtained from the Securities and Exchange Commission’s website at http://www.sec.gov. When available, electronic copies of the preliminary prospectus supplement, the final prospectus supplement and accompanying base prospectus related to this offering may also be obtained from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140). Before you invest, you should read the preliminary prospectus supplement, the final prospectus supplement and the accompanying base prospectus in the registration statement and other related documents incorporated by reference therein.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) systems for mercury control, Dry Sorbent Injection (“DSI”) systems for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC (“BCSI”) is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BSCI supplies Dry Sorbent Injection (“DSI”) systems for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements relating to the Company’s expectations regarding the completion of and the use of proceeds from the proposed public offering. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally and other factors we discuss in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(646) 319-1417

graham.mattison@adaes.com